Exhibit 23(a), Form 10-K
                                                    Kansas City Life
                                                    Insurance Company
Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Kansas City Life Insurance Company (the Company) of our report dated
January 27, 1995, except for the Subsequent Event note as to which the date is March 13, 1995 included in the 1994 Annual Report to Shareholders of Kansas City Life Insurance Company.

Our audits also included the financial statement schedules of Kansas City Life Insurance Company listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, with respect to which the date is January 27, 1995, except for the Subsequent Event note as to which the date is March 13, 1995, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-97351) pertaining to the Savings and Investment Plan of Kansas City Life Insurance Company of our report dated January 27, 1995, except for the Subsequent Event note as to which the date is March 13, 1995, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of Kansas City Life Insurance Company.


/s/ Ernst & Young LLP
Ernst & Young LLP

Kansas City, Missouri
March 15, 1995